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                                                                      Exhibit 99
                                                                      ----------


                      [Letterhead of U.B. Bancshares, Inc.]


                                February 28, 2000

Dear Shareholder(s):

         As you know, on December 14, 1999, we announced the signing of an agreement to merge with Park National Corporation, Newark, Ohio. Applications to our regulators for approval of this merger have been filed. Shortly you will be receiving notice of a special meeting of shareholders for the purpose of adopting the merger agreement. Included with your proxy for this meeting will be a proxy statement/prospectus containing important information about the details of the merger as it relates to our shareholders. Please return the proxy promptly.

         We urge you to read the proxy statement/prospectus which has been filed with the Securities and Exchange Commission as part of the registration statement covering the common shares of Park National which would be issued in the merger. You may get a copy of the registration statement and other documents relevant to the merger which Park National subsequently files with the SEC on the SEC's website at http://www.sec.gov. Copies of Park National's SEC filings incorporated by reference into the proxy statement/prospectus are available free from Park National.

         Due to the special meeting, U.B. Bancshares, Inc. will not have an annual meeting as in the past. Another change from the past is the payment of a quarterly dividend beginning in March 2000. Since Park National has paid a quarterly dividend for many years, our change will correspond to their normal policy.

         We will continue to keep you informed about our progress.

                                   Sincerely,

                                   /s/ Joe D. Donithen

                                   Joe D. Donithen
                                   President

JDD/rk